Exhibit 99.1

NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
3 University Plaza, Suite 405
Hackensack, NJ 07601

CONTACT:	Investor Relations:
Barry Smith
Investor Relations Manager
(973) 428-2004

Thursday, August 15, 2013

EMERSON RADIO CORP. REPORTS FISCAL 2014 FIRST QUARTER RESULTS

HACKENSACK, N.J. – August 15, 2013 – Emerson Radio Corp. (NYSE MKT: MSN) today reported financial results for its first quarter ended June 30, 2013.

Net revenues for the first quarter of fiscal 2014 were $24.7 million, a decrease of $21.3 million, or 46.4%, as compared to the first quarter of fiscal 2013 net revenues of $46.0 million. The decline in year-over-year net revenues was driven by a $21.5 million, or 49.1%, decline in net sales of houseware products, which was the result of lower year-over-year sales of microwave ovens, compact refrigerators and wine coolers, partly offset by a $0.1 million, or 8.2%, increase in net sales of audio products, due to higher year-over year sales of the company’s clock radio and portable audio product offerings and a $0.1 million, or 9.1%, increase in licensing revenues due to higher year-over-year sales by the Company’s licensees of branded products under license from the Company during the first quarter of fiscal 2014 as compared to the first quarter of fiscal 2013.

As reported by the Company in a Form 8-K filed with the SEC on October 19, 2012, the Company was informed by its customer Wal-Mart, that, commencing with the Spring of 2013, Wal-Mart would discontinue purchasing from Emerson two microwave oven products that had been sold by the Company to Wal-Mart. Emerson continued shipping these two products throughout the remainder of Fiscal 2013 (the year ending March 31, 2013), with sales of such products declining through the fourth quarter of Fiscal 2013. During Fiscal 2013, these two microwave oven products comprised, in the aggregate, approximately $36.1 million, or 29.7%, of the Company’s net product sales. Emerson anticipates that the full impact of Wal-Mart’s decision will be realized by the Company in Fiscal 2014, which began on April 1, 2013. As previously disclosed by the Company, the complete loss of, or significant reduction in, business with either of the Company’s key customers will have a material adverse effect on the Company’s business and results of operations. Accordingly, Wal-Mart’s decision has had a material adverse effect on the Company’s business and results of operations in the quarter ended June 30, 2013. There can be no assurance that the Company will be able to increase sales of such products at levels sufficient to offset the adverse impact of Wal-Mart’s decision, if at all.

As a result of the above, during the first quarter of fiscal 2014, sales of these two products by the Company were nil as compared to approximately $12.1 million during the first quarter of fiscal 2013.

Operating income for the first quarter of fiscal year 2014 was $1.3 million, a decrease of $3.1 million, or 69.9%, from operating income of $4.4 million for the first quarter of fiscal year 2013 due to the lower year-over-year net revenues and higher year-over-year SG&A expenses, due primarily to a year-over-year increase in legal fees, tax consulting fees and a reduced benefit in bad debt recoveries, partially offset by a decrease in compensation costs.

Net income for the first quarter of fiscal 2014 was $1.4 million, as compared to $3.8 million for the first quarter of fiscal 2013, a decrease of $2.4 million, or 64.3%, due to the year-over-year decrease in operating income. Diluted earnings per share for the first quarter of fiscal year 2014 were $0.05, as compared to $0.14 for the first quarter of fiscal year 2013, a decrease of $0.09 per diluted share, or 64.3%.

Duncan Hon, Chief Executive Officer of Emerson Radio, commented “Our first quarter fiscal 2014 revenues and net income declined significantly as compared to the prior year due primarily to the decision by Wal-Mart to discontinue purchasing, effective Spring 2013, from the Company two microwave oven products sold throughout fiscal year 2013 by the Company to Wal-Mart, the last shipments of which were made in February and March 2013, and intense competition, including downward pricing pressure, within all of our product categories. We expect these factors to affect our year-over-year comparisons throughout the remainder of fiscal 2014. The Company seeks to implement pricing and product strategy initiatives to improve the Company’s results of operations, although there can be no assurance that such initiatives will be successfully implemented or have the desired effects on the Company’s results of operations and financial condition.”

About Emerson Radio Corp.

Emerson Radio Corp. (NYSE MKT: MSN), incorporated in 1994, is headquartered in Hackensack, N.J. The Company designs, sources, imports and markets a variety of houseware and consumer electronic products, and licenses its trademarks to others on a worldwide basis for a variety of products. For more information, please visit Emerson Radio’s web site at www.emersonradio.com.

Forward Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.

EMERSON RADIO CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

	Three Months Ended
	June 30,
	2013	2012
Net revenues:
Net product sales	23,481	44,876
Licensing revenue	1,171	1,135

Net revenues	$24,652	$46,011
Costs and expenses:
Cost of sales	20,984	39,173
Other operating costs and expenses	151	408
Selling, general and administrative expenses	2,188	2,008

	23,323	41,589

Operating income	1,329	4,422

Other income:
Interest income, net	222	31

Income before income taxes	1,551	4,453
Provision for income taxes	182	613

Net income	$1,369	$3,840

Basic net income per share:	0.05	0.14
Diluted net income per share:	0.05	0.14
Weighted average shares outstanding:
Basic	27,130	27,130
Diluted	27,130	27,130

EMERSON RADIO CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	6/30/13	3/31/13 (A)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$15,983	$21,412
Restricted cash	—	70
Short term investments	45,337	45,235
Accounts receivable, net	14,105	7,883
Other receivables	1,039	969
Due from affiliates	—	1
Inventory	6,064	3,454
Prepaid expenses and other current assets	5,286	1,873
Deferred tax assets	1,608	1,685

Total Current Assets	89,422	82,582
Property, plant, and equipment, net	251	258
Trademarks, net	219	219
Deferred tax assets	1,078	1,121
Other assets	69	104

Total Assets	$91,039	$84,284

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term borrowings	43	43
Accounts payable and other current liabilities	13,026	7,790
Accrued sales returns	1,065	965
Income taxes payable	1,338	1,281

Total Current Liabilities	15,472	10,079
Long-term borrowings	19	30
Deferred tax liabilities	198	194

Total Liabilities	15,689	10,303
Shareholders’ Equity:
Preferred shares — 10,000,000 shares authorized; 3,677 shares issued and outstanding; liquidation preference of $3,677,000	3,310	3,310
Common shares — $0.01 par value, 75,000,000 shares authorized; 52,965,797 shares issued and 27,129,832 shares outstanding at June 30, 2013 and March 31, 2013, respectively	529	529
Additional paid-in capital	98,785	98,785
Accumulated deficit	(3,050)	(4,419)
Treasury stock, at cost, 25,835,965 shares	(24,224)	(24,224)

Total Shareholders’ Equity	75,350	73,981

Total Liabilities and Shareholders’ Equity	$91,039	$84,284

(A)	Reference is made to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 filed with the Securities and Exchange Commission on July 16, 2013